SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K



                                CURRENT REPORT


                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: May 28, 2003



                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each Registrant as specified in its Charter)



          Reckson Associates Realty Corp. - Maryland                           Reckson Associates Realty Corp. -
        Reckson Operating Partnership, L.P. - Delaware                                    11-3233650
(State or other jurisdiction of incorporation or organization)               Reckson Operating Partnership, L.P. -
                                                                                          11-3233647
                                                                                   (IRS Employer ID Number)

                       225 Broadhollow Road                                                  11747
                        Melville, New York                                                 (Zip Code)
             (Address of principal executive offices)


                                                     1-13762
                                             (Commission File Number)



                                                  (631) 694-6900
                               (Registrant's telephone number, including area code)

Item 5.   Other Events and Required Regulation FD Disclosure

     Reckson Associates Realty Corp. (the "Company") is amending certain provisions of the awards made under the Long Term Incentive Plan ("LTIP") that it adopted in March 2003.

     Donald J. Rechler, Chairman and Co-Chief Executive Officer, and Roger M. Rechler, Vice Chairman and Executive Vice President, have waived their awards under the LTIP in their entirety, which together represented 20% of the awards granted under the LTIP.

     In addition, the other awards will be amended in the following respects:

     o the amount payable, if any, under the Special Outperformance Award will be measured based upon an initial price of the Company's Class A common stock of $22.40 per share, representing the trailing 12-month average closing price prior to the date of grant of the LTIP awards in lieu of the closing price on the date of grant which was $18 per share;

     o the vesting of the Special Outperformance Award shall occur only if the Company has achieved on a cumulative and compounded basis during the four fiscal years completed on the applicable anniversary date, a total return to holders of Common Equity that (i) is at or above the 60th percentile of the total return to stockholders achieved by members of the peer group during the same period and (ii) equals at least 9% per annum. Such performance relative to the peer group and 9% per annum return for the vesting of the Special Outperformance Award will be measured based upon an initial price of the Company's Class A common stock of $22.40 per share, representing the trailing 12-month average closing price prior to the date of grant of the LTIP awards in lieu of the closing price on the date of grant which was $18 per share;

     o the amount payable, if any, to the recipients under the special outperformance component of the LTIP will be equal to 10% of the total shareholder return in excess of a 9% cumulative and compounded annual total return (the "Special Outperformance Pool") to holders of the common equity of the Company and Reckson Operating Partnership, L.P. through the four year anniversary of the date of grant. The Special Outperformance Pool will apply only up to a total shareholder return of 15%; and

     o in the event of a Change in Control (as defined in the agreement evidencing each LTIP award ("LTIP Agreement")) wherein the Company continues in existence as a public company or another public company is the survivor in a transaction whereby the holders of the Company's Class A common stock receive common stock of the surviving company, the LTIP awards will continue in existence and will not vest unless (i) their employment is terminated or materially modified or (ii) the performance of the Company or surviving public company satisfies the


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


          vesting standards over the four year term of the LTIP award (as adjusted, if appropriate, to reflect the consideration in the Change in Control).

     The performance of the Company relative to its peer group for both the Core Award and the Special Outperformance Award is based upon the performance of the common stock of the following companies:

     Arden Realty Group, Inc.
     Boston Properties, Inc.
     Brandywine Realty Trust
     CarrAmerica Realty Corporation
     CenterPoint Properties Trust
     Cousins Properties Incorporated
     Crescent Real Estate Equities, Inc.
     Duke Realty Corporation
     Equity Office Properties Trust
     First Industrial Realty Trust
     Highwoods Properties, Inc.
     Liberty Property Trust
     Mack-Cali Realty Corporation
     Prentiss Properties Trust
     SL Green Realty Corporation
     Vornado Realty Trust

     The description of the LTIP contained herein is subject in its entirety to the terms of each LTIP Agreement.


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


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        RECKSON ASSOCIATES REALTY CORP.


                        By:   /s/ Michael Maturo
                           --------------------------------------
                           Michael Maturo
                           Executive Vice President
                           and Chief Financial Officer


                        RECKSON OPERATING PARTNERSHIP, L.P.

                        By:  Reckson Associates Realty Corp.,
                             its General Partner


                        By:   /s/ Michael Maturo
                           --------------------------------------
                           Michael Maturo
                           Executive Vice President
                           and Chief Financial Officer


Date:  May 28, 2003


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